UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 1, 2024

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in its Charter)

MARYLAND	1-12504	95-4448705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 394-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock of The Macerich Company, $0.01 par value per share	MAC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2024, The Macerich Company (the “Company”) announced that Daniel E. Swanstrom II will be appointed to the role of Senior Executive Vice President, Chief Financial Officer and Treasurer, effective as of November 16, 2024. In connection with Mr. Swanstrom’s appointment, the Company also announced that Scott W. Kingsmore, the Company’s current Senior Executive Vice President, Chief Financial Officer and Treasurer, will be departing the Company effective as of December 31, 2024.

Mr. Kingsmore will transition to the role of Senior Advisor, effective as of November 16, 2024, and assist in the transition of the Chief Financial Officer role until his departure from the Company. Mr. Kingsmore is also expected to provide further transitional services to the Company from January 1, 2025 to March 31, 2025 pursuant to a consulting agreement.

Mr. Swanstrom joined the Company on November 1, 2024 and will serve as Senior Executive Vice President, Chief Financial Officer-Elect from November 1, 2024 to November 15, 2024.

Senior Executive Vice President, Chief Financial Officer and Treasurer Appointment

Mr. Swanstrom, age 47 , most recently served as Founder and Managing Member of DES Partners, LLC since September 2022, which advised real estate businesses on strategy, capital markets, financial management and investor relations. He previously served as the Executive Vice President and Chief Financial Officer of CorePoint Lodging Inc., a select-service hotel real estate investment trust, from May 2018 until its acquisition by a joint venture between affiliates of Highgate and Cerberus Capital Management, L.P. in March 2022. Prior to CorePoint, Mr. Swanstrom served as Executive Vice President and Chief Financial Officer of Monogram Residential Trust, Inc., a publicly traded multifamily real estate investment trust, from 2015 until its acquisition by a Greystar-led fund in September 2017. Prior to Monogram, Mr. Swanstrom worked at Morgan Stanley from 2006 to 2015 and served in a variety of capacities, most recently as Executive Director in the Real Estate Investment Banking Division from 2013 to 2015. From 2002 to 2004, Mr. Swanstrom worked at AEW Capital Management, a real estate investment manager, most recently as an Assistant Vice President. From 1999 to 2002, Mr. Swanstrom was in the Assurance and Advisory Services Group at Deloitte & Touche LLP, most recently as senior accountant. Mr. Swanstrom received a B.S. in Accounting from Boston College and an M.B.A. from the University of North Carolina at Chapel Hill. Mr. Swanstrom is also a certified public accountant (inactive).

The Company entered into an employment agreement with Mr. Swanstrom, effective as of November 1, 2024 (the “CFO Employment Agreement”), which provides that, among other things, Mr. Swanstrom’s annual base salary will be $600,000 and he will have the potential to earn an annual bonus, with the target amount equal to 125% of his annual base salary, based upon the attainment of one or more pre-established performance goals established by the Compensation Committee of the Company’s Board of Directors in its sole discretion, payable in the form of cash or equity under the Company’s 2003 Equity Incentive Plan. Notwithstanding the foregoing, Mr. Swanstrom’s annual bonus for 2024 will be paid entirely in cash and in the fixed amount of $375,000 on or before December 31, 2024 and his annual bonus for 2025 will be paid on or before December 31, 2025 in an amount no less than target, and any amount payable above target based on the actual level of achievement of the applicable performance criteria will be paid to Mr. Swanstrom at the same time annual bonuses are paid to other senior executives of the Company. Additionally, the Company expects to enter into an indemnification agreement with Mr. Swanstrom on terms consistent with those in the indemnification agreements between the Company and certain of its executive officers.

Mr. Swanstrom will receive a sign-on equity grant in the form of Company Long-Term Incentive (“LTIP”) units, having a grant date fair value equal to $1,500,000, pursuant to the terms of the Company’s Long-Term Incentive Plan (the “LTI Plan”) and the applicable LTIP unit award agreement (the “Sign-On LTIP Grant”). The Sign-On LTIP Grant will vest ratably over three years (one-third per year measured from November 14, 2024), subject to Mr. Swanstrom’s continued service with the Company on each applicable vesting date. The CFO Employment Agreement also entitles Mr. Swanstrom to an annual equity grant beginning in 2025, with a grant date fair value equal to $1,500,000 granted in the following allocations: 50% of the award as a time-vesting award and 50% of the award as a performance-vesting award that will vest based on one or more pre-established performance goals established by the Compensation Committee of the Company’s Board of Directors in its sole discretion, which annual grants are subject in each case to Mr. Swanstrom’s continued service with the Company on the date that annual equity grants are made to senior executive officers of the Company. The annual equity grants will be awarded pursuant to the terms of the LTI Plan and the applicable award agreement. For each calendar year of

Mr. Swanstrom’s employment term, the annual equity grant shall vest on the same terms as annual equity grants made to all other senior executive officers of the Company, and may be granted in the form of LTIP units or restricted stock units. The Sign-On LTIP Grant is subject to acceleration in certain circumstances in accordance with the terms of the LTI Plan and the applicable LTIP unit award agreement. Mr. Swanstrom will also be eligible to participate in The Macerich Company Amended and Restated Severance Pay Plan (the “Severance Pay Plan”).

Effective as of his appointment as Senior Executive Vice President, Chief Financial Officer and Treasurer on November 16, 2024, Mr. Swanstrom would also assume the duties of the Company’s principal financial officer.

There are no arrangements or understandings between Mr. Swanstrom and any other persons pursuant to which he will be appointed as the Company’s Senior Executive Vice President, Chief Financial Officer and Treasurer. Additionally, Mr. Swanstrom is not a party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K, nor does he have any family relationships with any of the Company’s directors or executive officers.

Kingsmore Departure and Consulting Arrangement

The Company expects to enter into a consulting agreement with Mr. Kingsmore pursuant to which Mr. Kingsmore will serve as an advisor to the Company from January 1, 2025 through March 31, 2025 in order to provide transitional services in exchange for a monthly consulting fee in the amount of $100,000, payable in three monthly installments.

In connection with his departure, Mr. Kingsmore will receive payments and benefits, including vesting of unvested time-based equity awards, consistent with the Severance Pay Plan in the case of a termination without “Cause” or resignation for “Good Reason” (each as defined in the Severance Pay Plan), subject to his release of claims against the Company and others.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release announcing the appointment of Mr. Swanstrom is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Press Release, dated November 6, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Macerich Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MACERICH COMPANY

	By:	ANN C. MENARD

November 6, 2024		/s/ Ann C. Menard
Date		Senior Executive Vice President, Chief Legal Officer and Secretary

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